Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2023 Results Including the Sprint Wireline Business, Records a $1.2 Billion Gain on Bargain Purchase, Records Basic Earnings per Share of $23.84 and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

●	On May 1, 2023 Cogent completed its acquisition of the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of the wireline business of Sprint Communications and its subsidiaries (“Sprint”, or the “Wireline Business”) from T-Mobile (TMUS).
●	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.945 per share for Q3 2023 as compared to $0.935 per share for Q2 2023 – Cogent’s forty-fourth consecutive quarterly dividend increase.

o	The Q3 2023 $0.945 dividend per share represents an annual increase of 4.4% from the dividend per share of $0.905 for Q3 2022.

●	Service revenue increased from Q1 2023 to Q2 2023 by 56.1% to $239.8 million and increased from Q2 2022 to Q2 2023 by 61.5%.

o	Service revenue, on a constant currency basis, increased from Q1 2023 to Q2 2023 by 55.9% and increased from Q2 2022 to Q2 2023 by 61.4%.

o	Service revenue from the Wireline Business was $78.0 million from May 1, 2023 to June 30, 2023.

●	The gain on bargain purchase from the Sprint acquisition was $1.2 billion for Q2 2023.

o	Included in the gain on bargain purchase was the discounted present value of a $700.0 million IP Transit Services Agreement totaling $620.4 million.

●	Basic and fully diluted earnings per share for Q2 2023 were $23.84 and $23.65, respectively.
●	Net cash provided by operating activities increased by 130.7% from Q1 2023 to $82.7 million for Q2 2023 and increased from Q2 2022 to Q2 2023 by 140.3%.
●	Sprint acquisition costs were $0.7 million for Q2 2023.
●	EBITDA was $24.2 million for Q2 2023

o	EBITDA, as adjusted for Sprint acquisition costs and $29.2 million of a cash payment received under an IP Transit Agreement with T-Mobile for Q2 2023 was $54.1 million

o	Amounts billed and amounts paid under an IP Transit Services Agreement with T-Mobile were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

●	EBITDA margin for Q2 2023 was 10.1%.

o	EBITDA, as adjusted margin for Sprint acquisition costs and cash received under an IP Transit Agreement with T-Mobile for Q2 2023 was 22.5%.

[WASHINGTON, D.C. August 10, 2023] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $239.8 million for the three months ended June 30, 2023, an increase of 56.1% from the three months ended March 31, 2023 and an increase of 61.5% from the three months ended June 30, 2022. Foreign exchange rates positively impacted service revenue growth from the three months ended March 31, 2023 to the three months ended June 30, 2023 by $0.4 million and positively impacted service revenue growth from the three months ended June 30, 2022 to the three months ended June 30, 2023 by $0.3 million. On a constant currency basis, service revenue increased by 55.9% from the three months ended March 31, 2023 to the three months ended June 30, 2023 and increased by 61.4% for the three months ended June 30, 2022 to the three months ended June 30, 2023. Service revenue from the Wireline Business was $78.0 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $127.7 million for the three months ended June 30, 2023; an increase of 9.9% from the three months ended March 31, 2023 and an increase of 14.0% from the three months ended June 30, 2022. On-net revenue from the Wireline Business was $4.1 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $102.0 million for the three months ended June 30, 2023; an increase of 173.5% from the three months ended March 31, 2023 and an increase of 181.1% from the three months ended June 30, 2022. Off-net revenue from the Wireline Business was $63.9 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

In connection with the Cogent’s Sprint acquisition, Cogent expanded its offerings of optical wavelength services and optical transport services over its fiber network. Cogent is selling these wavelength services to its existing customers, Sprint customers and to new customers who require dedicated optical transport connectivity without the capital and ongoing expenses associated with owning and operating network infrastructure. Wavelength revenue was $1.6 million for the three months ended June 30, 2023. Wavelength revenue from the Wireline Business was $1.6 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $8.6 million for the three months ended June 30, 2023. Non-core revenue from the Wireline Business was $8.4 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 27.7% from the three months ended June 30, 2022 to $49.8 million for the three months ended June 30, 2023 and decreased by 28.7% from the three months ended March 31, 2023. GAAP gross margin was 20.8% for the three months ended June 30, 2023.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 11.4% from the three months ended June 30, 2022 to $102.5 million for the three months ended June 30, 2023 and increased by 7.8% from the three months ended March 31, 2023. Non-GAAP gross margin was 42.8% for the three months ended June 30, 2023.

Net cash provided by operating activities increased by 140.3% from the three months ended June 30, 2022 to $82.7 million for the three months ended June 30, 2023 and increased by 130.7% from the three months ended March 31, 2023. Net cash provided by operating activities from the Wireline Business was $57.9 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023.

Earnings before interest, taxes, depreciation and amortization (EBITDA), decreased by 58.7% from the three months ended June 30, 2022 to $24.2 million for the three months ended June 30, 2023 and decreased by 56.9% from the three months ended March 31, 2023. EBITDA margin was 10.1% for the three months ended June 30, 2023.

EBITDA, as adjusted, excluding Sprint acquisition costs of $0.7 million and including $29.2 million for cash paid under the IP Transit Services Agreement (discussed below) for the three months ended June 30, 2023 was $54.1 million which was a decrease of 7.5% from the three months ended June 30, 2022 and a decrease of 4.2% from the three months ended March 31, 2023. EBITDA as adjusted margin, excluding Sprint acquisition costs and including $29.2 million for cash paid under the IP Transit Services Agreement, was 22.5% for the three months ended June 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

Basic net income per share was $23.84 for the three months ended June 30, 2023. Diluted net income per share was $23.65 for the three months ended June 30, 2023. Basic and diluted income per share include the impact of the $1.2 billion bargain purchase gain from the Sprint acquisition.

Total customer connections increased by 58.1% from June 30, 2022 to 151,430 as of June 30, 2023 and increased by 55.4% from March 31, 2023. Total customer connections from the Sprint acquisition were 46,212 as of June 30, 2023. On-net customer connections increased by 12.8% from June 30, 2022 to 92,846 as of June 30, 2023 and increased by 11.5% from March 31, 2023. On-net customer connections from the Sprint acquisition were 2,546 as of June 30, 2023. Off-net customer connections increased by 194.5% from June 30, 2022 to 38,762 as of June 30, 2023 and increased by 181.2% from March 31, 2023. Off-net customer connections from the Sprint acquisition were 24,243 as of June 30, 2023. Wavelength customer connections were 414 as of June 30, 2023. Wavelength customer connections from the Sprint acquisition were 402 as of June 30, 2023. Non-core customer connections from the Sprint acquisition were 19,021 as of June 30, 2023.

The number of on-net buildings increased by 132 from June 30, 2022 to 3,227 as of June 30, 2023 and increased by 37 from March 31, 2023. Technical buildings acquired in the Sprint acquisition were 482 buildings.

Gain on bargain purchase and IP Transit Services Agreement

The estimated gain on bargain purchase from the Sprint acquisition was $1.2 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$559,905
Total net consideration to be received from Seller, net of discounts	595,814
Gain on bargain purchase	$1,155,719

IP Transit Services Agreement

On the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) , entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million in equal monthly installments over the subsequent 42 months. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

Cogent accounted for the transaction as a business combination under ASC Topic 805 Business Combinations (“ASC 805”). Cogent evaluated what elements are part of the business combination and the consideration exchanged to complete the acquisition. Under ASC 805, Cogent has concluded that the $700 million of payments to be made represent consideration received from T-Mobile to complete the acquisition of a distressed business. The $700.0 million IP Transit Services Agreement was recorded in connection with the Sprint acquisition at its discounted present value resulting in a discount of $79.6 million. The discounted amount totaling $620.4 million was included as a component of the gain on bargain purchase. As a result, revenue was not recognized under the IP Transit Services Agreement.

Quarterly Dividend Increase Approved

On August 2, 2023, Cogent’s Board approved a regular quarterly dividend of $0.945 per share payable on September 8, 2023 to shareholders of record on August 24, 2023. This third quarter 2023 regular dividend represents an increase of $0.01 per share, or 1.1%, from the second quarter 2023 regular dividend of $0.935 per share and an annual increase of 4.4% from the third quarter 2022 dividend of $0.905 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Residual Impact of COVID-19 Pandemic on Corporate Results

Cogent witnessed a deteriorating real estate market in and around the buildings it serves in central business districts in North America, largely attributable to businesses continuing remote work policies instituted during the COVID-19 pandemic. As a result of the rising vacancy levels and falling lease initiations or renewals, Cogent experienced a slowdown in new sales to its corporate customers, which negatively impacted its corporate revenue results. More recently, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that became part of the remote work environment, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. During the three months ended June 30, 2023, Cogent slowly began to see declining vacancy rates and rising office occupancy rates, and to see positive trends in its corporate business. If and when companies eventually return to the buildings in which Cogent operates, Cogent believes it will present an opportunity for increased sales. However, the exact timing and path of these positive trends remains uncertain, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, March 31, 2023 and June 30, 2023.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 10, 2023 to discuss Cogent’s operating results for the second quarter of 2023 and expectations for full year 2023. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 227 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue (1)	$112,634	$111,975	$113,219	$114,949	$116,143	$127,665
% Change from previous Qtr.	1.7%	-0.6%	1.1%	1.5%	1.0%	9.9%
Off-Net revenue (2)	$36,387	$36,282	$36,611	$36,873	$37,283	$101,984
% Change from previous Qtr.	0.2%	-0.3%	0.9%	0.7%	1.1%	173.5%
Wavelength revenue (3)	-	-	-	-	-	$1,585
% Change from previous Qtr.	-	-	-	-	-	NM
Non-Core revenue (4)	$154	$193	$170	$157	$162	$8,572
% Change from previous Qtr.	-0.6%	25.3%	-11.9%	-7.6%	3.2%	NM
Service revenue – total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
% Change from previous Qtr.	1.3%	-0.5%	1.0%	1.3%	1.1%	56.1%
Constant currency total revenue quarterly growth rate – sequential quarters (5)	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%
Constant currency total revenue quarterly growth rate – year over year quarters (5)	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (5)	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (5)	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%
Excise Taxes included in service revenue (6)	$3,742	$3,448	$4,118	$4,086	$4,193	$11,040
% Change from previous Qtr.	-13.7%	-7.9%	19.4%	-0.8%	2.6%	163.3%
Corporate revenue (7)	$86,116	$85,177	$85,495	$85,783	$85,627	$110,998
% Change from previous Qtr.	-0.8%	-1.1%	0.4%	0.3%	-0.2%	29.6%
Net-centric revenue (7)	$63,060	$63,274	$64,506	$66,196	$67,961	$87,582
% Change from previous Qtr.	4.4%	0.3%	1.9%	2.6%	2.7%	28.9%
Enterprise revenue (7)	-	-	-	-	-	$41,227
% Change from previous Qtr.	-	-	-	-	-	NM

Network operations expenses (6)	$57,305	$56,369	$57,044	$56,884	$58,489	$137,271
% Change from previous Qtr.	1.8%	-1.6%	1.2%	-0.3%	2.8%	134.7%
GAAP gross profit (8)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793
% Change from previous Qtr.	1.2%	-0.3%	1.5%	2.2%	-2.3%	-28.7%
GAAP gross margin (8)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%
Non-GAAP gross profit (5) (9)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535
% Change from previous Qtr.	1.0%	0.2%	1.0%	2.3%	0.0%	7.8%
Non-GAAP gross margin (5) (9)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%
Selling, general and administrative expenses (10)	$34,715	$33,624	$33,079	$37,713	$38,646	$77,640
% Change from previous Qtr.	3.5%	-3.1%	-1.6%	14.0%	2.5%	100.9%
Depreciation and amortization expense	$22,688	$23,071	$22,897	$23,563	$25,160	$52,511
% Change from previous Qtr.	0.5%	1.7%	-0.8%	2.9%	6.8%	108.7%
Equity-based compensation expense	$6,056	$5,907	$6,211	$6,264	$6,581	$6,249
% Change from previous Qtr.	0.0%	-2.5%	5.1%	0.9%	5.1%	-5.0%
Operating income (loss)	$28,784	$29,566	$28,095	$27,311	$24,312	$(34,604)
% Change from previous Qtr.	-20.4%	2.7%	-5.0%	-2.8%	-11.0%	NM
Interest expense (11)	$14,168	$13,478	$17,948	$21,990	$19,005	$28,653
% Change from previous Qtr.	3.3%	-4.9%	33.2%	22.5%	-13.6%	50.8%
Non-cash change in valuation – Swap agreement	$21,271	$7,510	$16,923	$(2,590)	$(1,847)	$1,305
Gain on bargain purchase (12)	-	-	-	-	-	$1,155,719
Net income (loss)	$1,137	$11,164	$(8,007)	$851	$6,148	$1,123,863
Foreign exchange gains (losses) on 2024 Euro Notes	$8,014	$23,547	$-	$-	$-	$-
Basic net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.84
Diluted net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.65
Weighted average common shares – basic	46,575,848	46,691,142	46,736,742	46,885,512	47,037,091	47,137,822
% Change from previous Qtr.	0.3%	0.2%	0.1%	0.3%	0.3%	0.2%
Weighted average common shares – diluted	46,929,191	47,029,446	46,736,742	47,196,890	47,381,226	47,526,207

% Change from previous Qtr.	-0.1%	0.2%	-0.6%	1.0%	0.4%	0.3%
EBITDA (5)	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156
% Change from previous Qtr.	-0.4%	2.3%	-1.0%	-1.3%	-1.9%	-56.9%
EBITDA margin (5)	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%
Sprint acquisition costs (18)	$-	$-	$2,004	$244	$400	$739
Cash payments under IP Transit Services Agreement (13)	$-	$-	$-	$-	$-	$29,167
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (5) (13)	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062
% Change from previous Qtr.	-0.4%	2.3%	2.4%	-4.2%	-1.6%	-4.2%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (5) (13)	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%
Net cash provided by operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654
% Change from previous Qtr.	37.3%	-30.4%	55.7%	-32.2%	-1.4%	130.7%
Capital expenditures	$18,121	$17,288	$23,971	$19,591	$23,204	$37,449
% Change from previous Qtr.	18.5%	-4.6%	38.7%	-18.3%	18.4%	61.4%
Principal payments of capital (finance) lease obligations	$5,863	$5,236	$9,859	$24,514	$9,450	$7,797
% Change from previous Qtr.	-5.9%	-10.7%	88.3%	148.6%	-61.5%	-17.5%
Dividends paid	$41,298	$41,855	$42,729	$43,975	$45,311	$44,907
Gross Leverage Ratio (5) (13)	4.94	5.22	5.32	5.39	5.47	5.63
Net Leverage Ratio (5) (13)	3.58	3.70	3.93	4.20	4.46	4.56
Customer Connections – end of period (14) (15)
On-Net customer connections (14)	81,627	82,277	82,614	82,620	83,268	92,846
% Change from previous Qtr.	1.1%	0.8%	0.4%	0.0%	0.8%	11.5%
Off-Net customer connections (14)	12,922	13,160	13,359	13,531	13,785	38,762
% Change from previous Qtr.	2.0%	1.8%	1.5%	1.3%	1.9%	181.2%
Wavelength customer connections (3) (14)	-	-	-	-	-	414

% Change from previous Qtr.	-	-	-	-	-	NM
Non-Core customer connections (4) (14)	335	340	348	363	374	19,408
% Change from previous Qtr.	0.3%	1.5%	2.4%	4.3%	3.0%	NM
Total customer connections (14)	94,884	95,777	96,321	96,514	97,427	151,430
% Change from previous Qtr.	1.2%	0.9%	0.6%	0.2%	0.9%	55.4%
Corporate customer connections (14)	45,393	45,103	45,176	44,844	44,570	61,284
% Change from previous Qtr.	-0.1%	-0.6%	0.2%	-0.7%	-0.6%	37.5%
Net-centric customer connections (14)	49,491	50,674	51,145	51,670	52,857	66,711
% Change from previous Qtr.	2.5%	2.4%	0.9%	1.0%	2.3%	26.2%
Enterprise customer connections (14)	-	-	-	-	-	23,435
% Change from previous Qtr.	-	-	-	-	-	NM
On-Net Buildings – end of period
Multi-Tenant office buildings	1,824	1,826	1,832	1,837	1,841	1,844
Carrier neutral data center buildings	1,187	1,216	1,240	1,264	1,294	1,327
Cogent data centers	54	53	54	54	55	56
Total on-net buildings	3,065	3,095	3,126	3,155	3,190	3,227
Total carrier neutral data center nodes	1,383	1,409	1,433	1,458	1,490	1,526
Square feet – multi-tenant office buildings – on-net	992,336,259	993,590,499	995,522,774	1,000,044,418	1,001,382,577	1,001,491,002
Total Technical Buildings Owned (15)	-	-	-	-	-	482
Square feet – Technical Buildings Owned (15)	-	-	-	-	-	1,603,569
Network – end of period (16)
Intercity route miles – Leased (16)	60,869	61,024	61,065	61,292	61,300	72,694
Metro route miles – Leased (16)	16,614	16,822	17,477	17,616	17,826	22,556
Metro fiber miles – Leased (16)	40,113	40,529	42,212	42,491	42,863	75,577
Intercity route miles – Owned (16)	2,748	2,748	2,748	2,748	2,748	21,883
Metro route miles – Owned (16)	445	445	445	445	445	1,704
Connected networks – AS’s	7,625	7,685	7,766	7,792	7,864	7,891
Headcount – end of period (17)
Sales force – quota bearing (17)	479	477	522	548	562	647
Sales force – total (17)	620	619	669	698	714	841
Total employees (17)	987	988	1,041	1,076	1,107	2,020
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.7	4.9	4.6	3.8	4.0	9.2
FTE – sales reps	453	449	465	503	539	567

(1)	On-net revenue from Sprint for the period from the closing date of the acquisition (May 1, 2023) to June 30, 2023 was $4.1 million.

(2)	Off-net revenue from Sprint for the period from the closing date of the acquisition (May 1, 2023) to June 30, 2023 was $63.9 million.

(3)	In connection with the Cogent’s Sprint acquisition, Cogent began to provide optical wavelength services and optical transport services over its fiber network. Wavelength revenue from Sprint for the period from the closing date of the acquisition (May 1, 2023) to June 30, 2023 was $1.6 million

(4)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent. Non-core revenue from Sprint for the period from the closing date of the acquisition (May 1, 2023) to June 30, 2023 was $8.4 million.

(5)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(6)	Network operations expense excludes equity-based compensation expense of $144, $145, $176, $88, $149 and $231 in the three month periods ended March 31, 2022 through June 30, 2023, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,742, $3,448, $4,118, $4,086, $4,193 and $11,040 in the three month periods ended March 31, 2022 through June 30, 2023, respectively. Excise taxes related to the Wireline Business totaled $7.0 million for the period from May 1, 2023 (the Sprint acquisition closing date) to June 30, 2023.

(7)	In connection with the Sprint acquisition, Cogent classified $12.9 million of Sprint monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively, $6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and customer connections, respectively, and $20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively. Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively ($0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections).

(8)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(9)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(10)	Excludes equity-based compensation expense of $5,912, $5,762, $6,035, $6,176, $6,432 and $6,018 in the three month periods ended March 31, 2022 through June 30, 2023, respectively and excludes $2,004, $244, $400 and $739 of Sprint acquisition costs for the three month periods ended September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023, respectively.

(11)	As of June 30, 2023, the Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes $(1.2 million), $3.3 million and $9.5 million of interest (income) expense for the three month periods ended June 30, 2022, December 31, 2022 and June 30, 2023, respectively related to the Swap Agreement.

(12)	The estimated gain on bargain purchase from the Sprint acquisition was $1.2 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$559,905
Total net consideration to be received from Seller, net of discounts	595,814
Gain on bargain purchase	$1,155,719

(13)	Includes cash payments under an IP Transit Services Agreement, as discussed above, of $29.2 million for the three months ended June 30, 2023. On the Closing Date, Cogent and TMUSA, Inc. entered into an IP Transit Services Agreement, pursuant to which TMUSA will pay Cogent an aggregate of $700 million, consisting of (i) $350 million in equal monthly installments during the first year after the Closing Date and (ii) $350 million in equal monthly installments over the subsequent 42 months. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

(14)	Total customer connections from the Sprint acquisition were 46,212 as of June 30, 2023. On-net customer connections from the Sprint acquisition were 2,546 as of June 30, 2023. Off-net customer connections from the Sprint acquisition were 24,243 as of June 30, 2023. Wavelength customer connections from the Sprint acquisition were 402 as of June 30, 2023. Non-core customer connections from the Sprint acquisition were 19,021 as of June 30, 2023. Enterprise customer connections from the Sprint acquisition were 23,034 as of June 30, 2023. Corporate customer connections were 17,571 as of June 30, 2023. Net-centric customer connections were 5,607 as of June 30, 2023.

(15)	In connection with the Cogent’s Sprint acquisition, Cogent acquired 482 technical buildings. One of those buildings was converted to a Cogent Data Center.

(16)	Leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles. Leased metro route miles of dark fiber include 4,527 former Sprint route miles and 18,029 Cogent route miles. Leased metro fiber miles of dark fiber include 32,346 Sprint fiber miles and 43,231 Cogent fiber miles. In connection with the Cogent’s Sprint acquisition, Cogent acquired 19,135 owned intercity route miles of dark fiber and 1,259 owned metro route miles of dark fiber.

(17)	In connection with the Cogent’s Sprint acquisition Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.
(18)	In connection with the acquisition of the Wireline Business and negotiation of the Purchase Agreement, the Company incurred $2.2 million of professional fees in the year ended December 31, 2022, $0.4 million in the three months ended March 31, 2023, and $0.7 million in the three months ended June 30, 2023.

NM            Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of Sprints Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Net cash provided by operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654
Changes in operating assets and liabilities	$(6,294)	$5,108	$(13,017)	$4,152	$1,435	$(90,373)
Cash interest expense and income tax expense	14,038	18,946	17,320	16,663	18,797	31,875
EBITDA	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156
PLUS: Sprint acquisition costs	-	-	$2,004	$244	$400	$739
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	-	-	-	-	29,167
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062
EBITDA margin	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)
Service revenue - as adjusted for currency impact (1)	$149,691	$149,800	$151,486	$151,887	$152,296	$239,389
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588
Constant currency increase	$2,483	$625	$3,036	$1,887	$317	$85,801
Constant currency percent increase	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)
Service revenue - as adjusted for currency impact (2)	$151,089	$151,867	$154,246	$155,350	$155,141	$239,529
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	147,208	149,175	148,450
Constant currency increase	$4,312	$3,988	$6,319	8,142	5,966	91,079
Constant currency percent increase	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)
Impact of excise taxes on service revenue	594	294	(670)	32	(107)	(6,847)
Service revenue - as adjusted for currency and excise taxes impact (3)	$150,285	$150,094	$150,816	$151,919	$152,189	$232,542
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588
Constant currency and excise taxes increase	$3,077	$919	$2,366	$1,919	$210	$78,954
Constant currency and excise tax percent increase	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)
Impact of excise taxes on service revenue	786	1,363	695	250	(451)	(7,592)
Service revenue - as adjusted for currency and excise taxes impact (4)	$151,875	$153,230	$154,941	$155,600	$154,690	$231,937
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Constant currency and excise taxes increase	$5,098	$5,351	$7,014	$8,392	$5,515	$83,487
Constant currency and excise tax percent increase	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Service revenue total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	80,137	79,585	80,117	80,535	83,798	190,013
GAAP Gross Profit (1)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793
Plus - Equity-based compensation – network operations expense	144	145	176	88	149	231
Plus – Depreciation and amortization expense	22,688	23,071	22,897	$23,563	$25,160	$52,511
Non-GAAP Gross Profit (2)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535
GAAP Gross Margin (1)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%
Non-GAAP Gross Margin (2)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide to investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of June 30, 2023	As of March 31, 2023
Cash and cash equivalents & restricted cash	$243,953	$234,422
Debt
Capital (finance) leases – current portion	20,114	19,782
Capital (finance) leases – long term	311,405	300,600
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured 2027 Notes	450,000	450,000
Total debt	1,281,519	1,270,382
Total net debt	1,037,566	1,035,960
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from IP Transit Services Agreement	227,774	232,169
Gross leverage ratio	5.63	5.47
Net leverage ratio	4.56	4.46

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$192,366	$223,783
Restricted cash	51,587	52,129
Accounts receivable, net of allowance for credit losses of $4,882 and $2,303, respectively	89,207	44,123
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $32,391	291,160	—
Due from T-Mobile, Transition Services Agreement	7,015	—
Prepaid expenses and other current assets	81,854	45,878
Total current assets	713,189	365,913
Property and equipment:
Property and equipment	2,856,108	1,714,906
Accumulated depreciation and amortization	(1,248,667)	(1,170,476)
Total property and equipment, net	1,607,441	544,430
Right-of-use leased assets	415,602	81,601
Intangible assets, net	56,070	—
Deposits and other assets	22,169	18,238
Due from T-Mobile, IP Transit Services Agreement, net of discount of $39,550	307,732	—
Due from T-Mobile, Purchase Agreement, net of discount of $16,526	40,534	—
Total assets	$3,162,737	$1,010,182
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,278	$27,208
Accrued and other current liabilities	117,612	63,889
Due to T-Mobile – Transition Services	118,777	—
Due to T-Mobile – Purchase Agreement	3,492	—
Current maturities, operating lease liabilities	125,551	12,005
Finance lease obligations, current maturities	20,114	17,182
Total current liabilities	415,824	120,284
Senior secured 2026 notes, net of unamortized debt costs of $776 and $905, respectively, and discount of $1,032 and $1,203, respectively	498,192	497,892
Senior unsecured 2027 notes, net of unamortized debt costs of $1,059 and $1,173, respectively, and discount of $2,218 and $2,456, respectively	446,723	446,371
Operating lease liabilities, net of current maturities	455,713	94,587
Finance lease obligations, net of current maturities	311,405	287,044
Deferred income tax liabilities	424,507
Other long-term liabilities	71,173	82,636
Total liabilities	2,623,537	1,528,814
Commitments and contingencies:
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,617,162 and 48,013,330 shares issued and outstanding, respectively	49	48
Additional paid-in capital	589,573	575,064
Accumulated other comprehensive loss	(15,627)	(19,156)
Accumulated deficit	(34,795)	(1,074,588)
Total stockholders’ equity (deficit)	539,200	(518,632)
Total liabilities and stockholders’ equity (deficit)	$3,162,737	$1,010,182

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Service revenue	$239,806	$148,450
Operating expenses:
Network operations (including $231 and $145 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	137,502	56,514
Selling, general, and administrative (including $6,018 and $5,762 of equity-based compensation expense, respectively)	83,658	39,386
Acquisition costs – Sprint Wireline Business	739	—
Depreciation and amortization	52,511	23,071
Total operating expenses	274,410	118,971
Gains on lease terminations	—	87
Operating (loss) income	(34,604)	29,566
Interest expense	(28,653)	(13,478)
Gain on bargain purchase – Sprint Wireline Business	1,155,719	—
Change in valuation – interest rate swap agreement	(1,305)	(7,510)
Unrealized foreign exchange gain on 2024 Euro Notes	—	23,547
Loss on debt extinguishment and redemption – 2024 Euro Notes	—	(11,885)
Interest income – IP Transit Services Agreement	7,669	—
Interest income – Purchase Agreement	506	—
Interest income and other, net	200	(522)
Income before income taxes	1,099,532	19,718
Income tax benefit (expense)	24,331	(8,554)
Net income	$1,123,863	$11,164

Comprehensive income:
Net income	$1,123,863	$11,164
Foreign currency translation adjustment	1,741	(7,493)
Comprehensive income	$1,125,604	$3,671

Net income per common share:
Basic net income per common share	$23.84	$0.24
Diluted net income per common share	$23.65	$0.24
Dividends declared per common share	$0.935	$0.88

Weighted-average common shares - basic	47,137,822	46,691,142

Weighted-average common shares - diluted	47,526,207	47,029,446

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Six Months Ended	Six Months Ended
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Service revenue	$393,395	$297,622
Operating expenses:
Network operations (including $380 and $289 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	196,140	113,963
Selling, general, and administrative (including $12,450 and $11,674 of equity-based compensation expense, respectively)	128,736	80,013
Acquisition costs – Sprint Wireline Business	1,139	—
Depreciation and amortization	77,669	45,762
Total operating expenses	403,684	239,738
Gains on lease terminations	—	460
Operating (loss) income	(10,289)	58,344
Interest expense	(47,658)	(27,648)
Gain on bargain purchase – Sprint Wireline Business	1,155,719	—
Change in valuation – interest rate swap agreement	542	(28,781)
Unrealized foreign exchange gain on 2024 Euro Notes	—	31,561
Loss on debt extinguishment and redemption- 2024 Euro Notes	—	(11,885)
Interest income – IP Transit Services Agreement	7,669	—
Interest income – Purchase Agreement	506	—
Interest income and other, net	3,695	(195)
Income before income taxes	1,110,184	21,396
Income tax benefit (expense)	19,827	(9,095)
Net income	$1,130,011	$12,301

Comprehensive income :
Net income	$1,130,011	$12,301
Foreign currency translation adjustment	3,529	(9,658)
Comprehensive income	$1,133,540	$2,643

Net income per common share:
Basic net income per common share	$23.97	$0.26
Diluted net income per common share	$23.79	$0.26
Dividends declared per common share	$1.860	$1.735

Weighted-average common shares - basic	47,142,074	46,705,088

Weighted-average common shares - diluted	47,508,334	47,050,911

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,123,862	$11,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,511	23,071
Amortization of debt discount and premium	328	412
Amortization of discounts, Due from T-Mobile, IP Transit Services & Purchase Agreements	(8,175)	—
Equity-based compensation expense (net of amounts capitalized)	6,249	5,907
Gain on bargain purchase – Sprint Wireline Business	(1,155,719)	—
Gains – lease transactions	—	—
Gains - equipment transactions and other, net	7	1,155
Loss on debt extinguishment and redemption – 2024 Euro Notes	—	11,885
Unrealized foreign currency exchange gain on 2024 Euro Notes	—	(23,547)
Deferred income taxes	(28,080)	3,196
Changes in operating assets and liabilities:
Accounts receivable	(4,058)	(3,605)
Prepaid expenses and other current assets	(11,221)	(2,197)
Change in valuation – interest rate swap agreement	1,305	7,510
Due to T-Mobile – Transition Services Agreement	118,777	—
Due from T-Mobile – Transition Services Agreement	(7,015)	—
Unfavorable lease liabilities	(6,469)	—
Accounts payable, accrued liabilities and other long-term liabilities	255	(1,809)
Deposits and other assets	97	1,261
Net cash provided by operating activities	82,654	34,403
Cash flows from investing activities:
Cash payments - IP Transit Services Agreement – T-Mobile	29,167	—
Acquisition of Sprint Wireline Business, net of $47.1 million of cash acquired	(14,034)	—
Purchases of property and equipment	(37,449)	(17,288)
Net cash used in investing activities	(22,316)	(17,288)
Cash flows from financing activities:
Dividends paid	(44,907)	(41,855)
Redemption and extinguishment – 2024 Euro Notes	—	(375,354)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	—	446,010
Proceeds from exercises of stock options	240	130
Principal payments on installment payment agreement	—	(219)
Principal payments of finance lease obligations	(7,797)	(5,236)
Net cash (used in) provided by financing activities	(52,464)	23,476
Effect of exchange rates changes on cash	1,657	(2,515)
Net increase in cash, cash equivalents and restricted cash	9,531	38,076
Cash, cash equivalents and restricted cash, beginning of period	234,422	311,771
Cash, cash equivalents and restricted cash, end of period	$243,953	$349,847

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,130,011	$12,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,669	45,762
Amortization of debt discount and premium	652	829
Amortization of discounts, Due from T-Mobile, IP Transit Services & Purchase Agreements	(8,175)	—
Equity-based compensation expense (net of amounts capitalized)	12,830	11,963
Gain on bargain purchase – Sprint Wireline Business	(1,155,719)	—
Gains - equipment transactions and other, net	(608)	1,308
Loss on debt extinguishment and redemption – 2024 Euro Notes	—	11,885
Unrealized foreign currency exchange gain on 2024 Euro Notes	—	(31,561)
Deferred income taxes	(27,190)	3,138
Changes in operating assets and liabilities:
Accounts receivable	(4,918)	(3,529)
Prepaid expenses and other current assets	(14,140)	(5,150)
Change in valuation – interest rate swap agreement	(542)	28,781
Due to T-Mobile – Transition Services Agreement	118,777	—
Due from T-Mobile – Transition Services Agreement	(7,015)	—
Unfavorable lease liabilities	(6,469)	—
Accounts payable, accrued liabilities and other long-term liabilities	3,179	8,233
Deposits and other assets	133	(146)
Net cash provided by operating activities	118,475	83,814
Cash flows from investing activities:
Cash payments - IP Transit Services Agreement – T-Mobile	29,167	—
Acquisition of Sprint Wireline Business, net of $47.1 million of cash acquired	(14,034)	—
Purchases of property and equipment	(60,653)	(35,409)
Net cash used in investing activities	(45,520)	(35,409)
Cash flows from financing activities:
Dividends paid	(90,218)	(83,153)
Redemption and extinguishment – 2024 Euro Notes	—	(375,354)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	—	446,010
Proceeds from exercises of stock options	385	334
Principal payments on installment payment agreement	—	(790)
Principal payments of finance lease obligations	(17,247)	(11,099)
Net cash used in financing activities	(107,080)	(24,052)
Effect of exchange rates changes on cash	2,166	(3,130)
Net (decrease) increase in cash, cash equivalents and restricted cash	(31,959)	21,223
Cash, cash equivalents and restricted cash, beginning of period	275,912	328,624
Cash, cash equivalents and restricted cash, end of period	$243,953	$349,847

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period that expected,; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failure and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarters ended September 30, 2022, March 31, 2023 and June 30, 2023. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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